UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 6, 2003

CRDENTIA CORP. (Exact name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)	0-31152 (Commission File Number)	76-0585701 (I.R.S. Employer Identification No.)
455 Market Street, Suite 1220, San Francisco, California 94105 (Address of Principal Executive Offices) (Zip Code)
(415) 543-1535 (Registrant's Telephone Number, Including Area Code)
Lifen, Inc. (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     Other Events and Regulation FD Disclosure.

     In connection with Registrant's acquisition program and on-going financing efforts, management, in conjunction with several of the Company's largest shareholders, have determined that it would be in the best interest of the Company to reduce the number of shares of Common Stock that are issued and outstanding. In discussions with management these shareholders agreed to return an aggregate of 3,048,000 shares to the Company for no consideration, thus reducing the total number of shares issued and outstanding from 10,998,166 to 7,950,166 shares. These 3,048,000 shares have been canceled by the Company and returned to Treasury.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 6, 2003	CRDENTIA CORP. /s/ Lawrence M. Davis By: Lawrence M. Davis, Chief Financial Officer and Secretary